Exhibit 5.1

HUNTON ANDREWS KURTH LLP 600 TRAVIS, SUITE 4200 HOUSTON, TEXAS 77002-2929 TEL 713 • 220 • 4200 FAX 713 • 220 • 4285

January 17, 2023

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

27777 Franklin Road, Suite 300

Southfield, Michigan 48034

Re:	Sun Communities Operating Limited Partnership – $400,000,000 aggregate principal amount of 5.700% Senior Notes due 2033.

Ladies and Gentlemen:

We have acted as counsel to Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Issuer”), in connection with the public offering of $400,000,000 aggregate principal amount of its 5.700% Senior Notes due 2033 (the “Notes”). The Issuer is issuing the Notes under the Indenture dated as of June 28, 2021 (the “Base Indenture”), among the Issuer and UMB Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture thereto dated as of January 17, 2023 (the “Fourth Supplemental Indenture”), among the Issuer, Sun Communities, Inc., a Maryland corporation and the general partner of the Issuer (the “Guarantor” and together with the Issuer, the “Obligors”), and the Trustee. The Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, is referred to herein as the “Indenture.” The Notes are being guaranteed by the Guarantor pursuant to the guarantee included in the Indenture, and are being sold pursuant to the Underwriting Agreement dated as of January 9, 2023 (the “Underwriting Agreement”), among the (i) Obligors, (ii) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and BofA Securities, Inc. (collectively, the “Representatives”), and (iii) the other underwriters named therein for which the Representatives are acting as representatives.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the registration statement on Form S-3 (Registration Nos. 333-255020 and 333-255020-01) filed by the Obligors with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2021 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS TOKYO TYSONS    WASHINGTON, DC

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

January 17, 2023

(ii) the prospectus dated April 2, 2021, included in the Registration Statement (the “Base Prospectus”);

(iii) the preliminary prospectus supplement dated January 9, 2023, relating to the Notes, in the form filed on January 9, 2023 with the SEC, pursuant to Rule 424(b)(3) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iv) the pricing term sheet relating to the Notes, filed on January 9, 2023 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;

(v) the prospectus supplement dated January 9, 2023, relating to the Notes, in the form filed on January 10, 2023 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(vi) the Underwriting Agreement;

(vii) the Base Indenture;

(viii) the Fourth Supplemental Indenture;

(ix) the form of the Notes attached to the form of the Fourth Supplemental Indenture; and

(x) the global note (the “Global Note”) executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $400,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents, we have assumed the valid existence and good standing of each of the parties thereto and that such parties had or will have the power, corporate, limited partnership, or other, to enter

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

January 17, 2023

into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate, limited partnership, or other, and except as set forth below, the due execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.

We express no opinion other than as to the laws of the State of New York, as in effect and existing on the date hereof, that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) to the extent that due execution and delivery of each of the Base Indenture, the Fourth Supplemental Indenture and the Global Note constitute matters of contract law of the State of New York, (x) each of the Base Indenture, the Fourth Supplemental Indenture and the Global Note has been duly executed and delivered by the Issuer and (x) the Fourth Supplemental Indenture has been duly executed and delivered by the Guarantor, (ii) the Notes constitute valid and legally binding obligations of the Issuer and (iii) the guarantee of the Notes included in the Indenture constitutes a valid and legally binding obligation of the Guarantor.

Our opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinion, insofar as it pertains to the choice of law provision of the Notes and the Indenture, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

In rendering the opinion expressed above with respect to the Notes, we have assumed that the form and terms of such Notes, the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Obligors of their respective obligations thereunder or in respect thereof (including, without limitation, the Issuer’s obligations under the Indenture with respect to the Notes and the Guarantor’s obligations under the Indenture with respect to the guarantee of the Notes included in the Indenture) in accordance with the terms thereof, comply with, and do not violate, any applicable order, judgment, decree or award, or any contract,

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

January 17, 2023

indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon either of the Obligors, or to which the issuance, sale and delivery of such Notes or such guarantee, or the incurrence and performance of such obligations, may be subject.

We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of the Guarantor on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP